UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 8, 2012
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

2723 S. State Street, Ann Arbor, MI  48104
(Address of principal executive offices)

(517) 423-8373
 (Registrant’s telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company's annual meeting of shareholders was held on May 8, 2012. At that meeting, the shareholders voted on three proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected to serve a three-year term on the Company’s Board of Directors:

	Votes Cast
	For	Withheld	Broker Non-Votes
Robert K. Chapman	7,471,832	765,877	2,127,203
Norman G. Herbert	7,815,036	422,673	2,127,203
Len M. Middleton	7,814,426	423,283	2,127,203

Proposal 2

Proposal 2 was a proposal to approve the Company's executive compensation practices, as disclosed in the Proxy Statement. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes
6,415,479	1,502,857	319,373	2,127,203

Proposal 3

Proposal 3 was a proposal to ratify the appointment of BKD, LLP as independent auditors for 2012. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes
10,259,723	76,901	28,288	0

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Bancorp, Inc. (Registrant)
By:

Date: May 10, 2012	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer